Exhibit 10.1

Bonus dated June 9, 2006 to Georgia Shonk-Simmons, President and Chief Merchandising Officer

On June 9, 2006, the Board of Directors of Coldwater Creek Inc. (the “Company”) awarded Georgia Shonk-Simmons, President and Chief Merchandising Officer, a special bonus of $150,000 based on the Company’s first quarter performance.